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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

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                         FORM 8-A


   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) or 12(g) OF THE
            SECURITIES EXCHANGE ACT OF 1934


                       HCB Bancshares, Inc.
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    (Exact Name of Registrant as Specified in Its Charter)


        Oklahoma                                   62-1670792
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(State of Incorporation or Organization)         (I.R.S. Employer
                                              Identification no.)

237 Jackson Street, Camden, Arkansas          71701-0878
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(Address of Principal Executive Offices)              (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box.  [  ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
please check the following box.     [  ]



Securities to be registered pursuant to Section 12(g) of the Act:


              Common Stock, par value $.01 per share
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                         (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item included under the captions "Description of Capital Stock of the Company" (pages 113-114), "Dividends" (pages 21-22), "Market for the Common Stock" (page 22), "Certain Anti-Takeover Provisions in the Certificate of Incorporation and Bylaws" (pages 108-113), "The Conversion -- Limitations on Resales by Management" (pages 105-
106), "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Liquidation Account" (pages 100-101) and "The Conversion -- Restrictions on Repurchase of Stock" (page 105) of the Registrant's Prospectus dated March 21, 1997, filed with the Commission on March 28, 1997 pursuant to Rule 424(b)(3), in connection with the Registrant's Registration Statement on Form SB-2, File No. 333-19093, declared effective on March 21, 1997 (the "Form SB-2"), is incorporated by reference to the Prospectus.

Item 2.  Exhibits.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

        1. Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form SB-2 (File No. 333-19093)).

        2. (a) Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration
                 Statement on Form SB-2 (File No. 333-19093)).

            (b) Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (File
                 No. 333-19093)).

            (c)  Plan of Conversion of Heartland Community Bank
                 (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form SB-2 (File
                 No. 333-19093)).


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                          SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of the date set forth below.

                            HCB Bancshares, Inc.
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                            (Registrant)



Date: April 17, 1997        By:  /s/ Vida H. Lampkin
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                                 Vida H. Lampkin
                                 President and Chief Executive
                                 Officer


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